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                                                                  EXHIBIT 4.1(a)

                                    INDENTURE

                          dated as of November 19, 2003

                                     BETWEEN

                TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC,

                                   as Issuer,

                                       AND

                           BNY MIDWEST TRUST COMPANY,

                       as Trustee and as Collateral Agent

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                                TABLE OF CONTENTS

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                                                        ARTICLE 1

                                       Definitions and Incorporation by Reference

Section 1.1.     Definitions.......................................................................................     1
Section 1.2.     Other Definitions.................................................................................    23
Section 1.3.     Incorporation by Reference of Trust Indenture Act.................................................    23
Section 1.4.     Rules of Construction.............................................................................    24

                                                        ARTICLE 2

                                                     The Securities

Section 2.1.     Form and Dating...................................................................................    25
Section 2.2.     Execution and Authentication......................................................................    26
Section 2.3.     Registrar and Paying Agent........................................................................    27
Section 2.4.     Paying Agent To Hold Money in Trust...............................................................    28
Section 2.5.     Securityholder Lists..............................................................................    28
Section 2.6.     Transfer and Exchange.............................................................................    28
Section 2.7.     Replacement Securities............................................................................    35
Section 2.8.     Outstanding Securities............................................................................    35
Section 2.9.     Temporary Securities..............................................................................    35
Section 2.10.    Cancellation......................................................................................    36
Section 2.11.    Interest after the Scheduled Maturity Date........................................................    36
Section 2.12.    CUSIP Numbers.....................................................................................    36

                                                        ARTICLE 3

                                                       Redemption

Section 3.1.     Notices to Trustee................................................................................    36
Section 3.2.     Selection of Securities To Be Redeemed............................................................    36
Section 3.3.     Notice of Redemption..............................................................................    37
Section 3.4.     Effect of Notice of Redemption....................................................................    38
Section 3.5.     Deposit of Redemption Price.......................................................................    38
Section 3.6.     Securities Redeemed in Part.......................................................................    38
Section 3.7.     Optional Redemption...............................................................................    38
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                                                        ARTICLE 4

                                                        Covenants

Section 4.1.     Payment of Securities.............................................................................    39
Section 4.2.     SEC Reports.......................................................................................    39
Section 4.3.     Limitation on Indebtedness........................................................................    39
Section 4.4.     Limitation on Restricted Payments.................................................................    43
Section 4.5.     Limitation on Restrictions on Distributions from Restricted Subsidiaries..........................    47
Section 4.6.     Limitation on Sales of Assets.....................................................................    49
Section 4.7.     Limitation on Transactions with Affiliates........................................................    51
Section 4.8.     Change of Control.................................................................................    52
Section 4.9.     Compliance Certificate; Notice of Default.........................................................    54
Section 4.10.    Limitation on Liens...............................................................................    54
Section 4.11.    Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries..................    54
Section 4.12.    Impairment of Security Interest...................................................................    54
Section 4.13.    Calculation of Original Issue Discount............................................................    55

                                                        ARTICLE 5

                                                    Successor Company

Section 5.1.     When Company May Merge or Transfer Assets.........................................................    55

                                                        ARTICLE 6

                                                  Defaults and Remedies

Section 6.1.     Events of Default.................................................................................    56
Section 6.2.     Acceleration......................................................................................    58
Section 6.3.     Other Remedies....................................................................................    58
Section 6.4.     Waiver of Past Defaults...........................................................................    59
Section 6.5.     Control by Majority...............................................................................    59
Section 6.6.     Limitation on Suits...............................................................................    59
Section 6.7.     Rights of Holders to Receive Payment..............................................................    59
Section 6.8.     Collection Suit by Trustee or Collateral Agent....................................................    60
Section 6.9.     Trustee May File Proofs of Claim..................................................................    60
Section 6.10.    Priorities........................................................................................    60
Section 6.11.    Undertaking for Costs.............................................................................    60
Section 6.12.    Waiver of Stay or Extension Laws..................................................................    61
Section 6.13.    Rights of the Company.............................................................................    61
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                                                        ARTICLE 7

                                                         Trustee

Section 7.1.     Duties of Trustee.................................................................................    61
Section 7.2.     Rights of Trustee.................................................................................    62
Section 7.3.     Individual Rights of Trustee......................................................................    64
Section 7.4.     Trustee's Disclaimer..............................................................................    64
Section 7.5.     Notice of Defaults................................................................................    64
Section 7.6.     Reports by Trustee to Holders.....................................................................    64
Section 7.7.     Compensation and Indemnity........................................................................    65
Section 7.8.     Replacement of Trustee............................................................................    65
Section 7.9.     Successor Trustee by Merger.......................................................................    66
Section 7.10.    Eligibility; Disqualification.....................................................................    66
Section 7.11.    Preferential Collection of Claims Against Company.................................................    67
Section 7.12.    Not Responsible for Recitals or Issuance of Securities............................................    67
Section 7.13.    Trustee as Collateral Agent.......................................................................    67
Section 7.14.    Co-Trustees, co-Collateral Agent and Separate Trustees, Collateral Agent..........................    67
Section 7.15.    Limitation on Duty of Collateral Agent in Respect of Collateral; Indemnification..................    68

                                                        ARTICLE 8

                                           Discharge of Indenture; Defeasance

Section 8.1.     Discharge of Liability on Securities; Defeasance..................................................    69
Section 8.2.     Conditions to Defeasance..........................................................................    70
Section 8.3.     Application of Trust Money........................................................................    71
Section 8.4.     Repayment to Company..............................................................................    71
Section 8.5.     Indemnity for Government Obligations..............................................................    72
Section 8.6.     Reinstatement.....................................................................................    72

                                                        ARTICLE 9

                                                       Amendments

Section 9.1.     Without Consent of Holders........................................................................    72
Section 9.2.     With Consent of Holders...........................................................................    73
Section 9.3.     Compliance with Trust Indenture Act...............................................................    74
Section 9.4.     Effect of Amendment; Revocation and Effect of Consents and Waivers................................    74
Section 9.5.     Notation on or Exchange of Securities.............................................................    74
Section 9.6.     Trustee To Sign Amendments........................................................................    75
Section 9.7.     Payment for Consent...............................................................................    75
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                                                       ARTICLE 10

                                                      Subordination

Section 10.1.    Agreement To Subordinate..........................................................................    75
Section 10.2.    Liquidation, Dissolution, Bankruptcy..............................................................    75
Section 10.3.    Default on Senior Indebtedness....................................................................    76
Section 10.4.    Acceleration and Payment of Securities............................................................    76
Section 10.5.    When a Distribution Must Be Paid Over.............................................................    77
Section 10.6.    Subrogation.......................................................................................    77
Section 10.7.    Relative Rights...................................................................................    77
Section 10.8.    Subordination May Not Be Impaired by Company......................................................    77
Section 10.9.    Rights of Trustee and Paying Agent................................................................    77
Section 10.10.   Distribution or Notice to Representative..........................................................    78
Section 10.11.   Article 10 Not To Prevent Events of Default or Limit Right To Accelerate..........................    78
Section 10.12.   Trust Moneys not Subordinated.....................................................................    78
Section 10.13.   Trustee Entitled To Rely..........................................................................    78
Section 10.14.   Trustee To Effectuate Subordination...............................................................    79
Section 10.15.   Trustee Not Fiduciary for Holders of Senior Indebtedness..........................................    79
Section 10.16.   Reliance by Holders of Senior Indebtedness on Subordination Provisions............................    79
Section 10.17.   Trustee's Compensation Not Prejudiced.............................................................    79
Section 10.18.   Subordination Not Prejudiced......................................................................    79

                                                       ARTICLE 11

                                                      Miscellaneous

Section 11.1.    Trust Indenture Act Controls......................................................................    80
Section 11.2.    Notices...........................................................................................    80
Section 11.3.    Communication by Holders with Other Holders.......................................................    81
Section 11.4.    Certificate and Opinion as to Conditions Precedent................................................    81
Section 11.5.    Statements Required in Certificate or Opinion.....................................................    82
Section 11.6.    When Securities Disregarded.......................................................................    82
Section 11.7.    Acts of Holders; Rules by Trustee, Paying Agent and Registrar.....................................    82
Section 11.8.    Legal Holidays....................................................................................    83
Section 11.9.    Governing Law.....................................................................................    83
Section 11.10.   No Recourse Against Others........................................................................    83
Section 11.11.   Successors........................................................................................    83
Section 11.12.   Multiple Originals................................................................................    83
Section 11.13.   Table of Contents; Headings.......................................................................    83
Section 11.14.   Separability......................................................................................    83
Section 11.15.   Benefits of Indenture.............................................................................    83
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                                                       ARTICLE 12

                                  AGREEMENT TO SUBORDINATE SECURITY INTERESTS; SECURITY

Section 12.1.        Grant of Security Interest........................................................................    84
Section 12.2.        Intercreditor Agreement...........................................................................    84
Section 12.3.        Further Assurances................................................................................    84
Section 12.4.        Release upon Satisfaction or Defeasance of all Outstanding Obligations............................    85
Section 12.5.        Form and Sufficiency of Release...................................................................    85
Section 12.6.        Purchaser Protected...............................................................................    86
Section 12.7.        Authorization of Actions to Be Taken by the Collateral Agent Under the Pledge Agreement...........    86
Section 12.8.        Authorization of Receipt of Funds by the Collateral Agent Under the Pledge Agreement..............    86

Exhibits

Exhibit A - Form of Initial Security
Exhibit B - Form of Exchange Security
Exhibit C- Transferee Letter of Representation
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                                    INDENTURE

                  INDENTURE dated as of November 19, 2003 between TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (the "Company"), and BNY MIDWEST TRUST COMPANY, an Illinois trust company (in such capacity, the "Trustee") and Collateral Agent (in such capacity, the "Collateral Agent").

                  For good and valuable consideration, the receipt of which is hereby acknowledged, each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 13% Senior Subordinated Discount Notes due 2009 (the "Initial Securities") and, when and if issued as provided in the Exchange and Registration Rights Agreement of even date herewith, the Company's 13% Senior Subordinated Discount Notes due 2009, Series A (the "Exchange Securities", and together with the Initial Securities, the "Securities").

                                   ARTICLE 1

                   Definitions and Incorporation by Reference

                  Section  1.1. Definitions.

                  "Accreted Value" means, as of any date of determination prior to January 15, 2009, with respect to any Security, the sum of (i) the deemed issue price of such Security and (ii) interest on a daily basis at the rate of 12% per annum of the then Accreted Value of such Security, compounded semi-annually on each May 15 and November 15 from the Issue Date through the date of determination, computed on the basis of a 360-day year of twelve 30-day months, which amount of interest shall be included in the Accreted Value of such Security and not paid in cash.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Additional Mezzanine Indebtedness" means (i) Indebtedness in an aggregate initial principal amount not to exceed from time to time $10 million which may be issued from time to time on such terms as the Company or any Restricted Subsidiary shall determine; (ii) any increase in the amount of the Indebtedness described in the foregoing clause (i) resulting from any accrual, compounding or payment-in-kind of interest under such Indebtedness which is not paid currently in cash, which accretes or which is added to the principal amount of such Indebtedness; and (iii) any Refinancing Indebtedness in respect of such Indebtedness and amounts under the foregoing clause (ii), including without limitation any refunding, restructuring, replacement, substitution, renewal or modification of such Indebtedness. "Additional Mezzanine Indebtedness" shall be on such terms as the Company or any Restricted Subsidiary shall agree from time to time and may be secured or unsecured and may be Senior Indebtedness and Designated Senior Indebtedness.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the then outstanding Accreted Value of such Security and (ii) the excess of (A) the present value of the principal amount of the Security payable on the Scheduled Maturity Date, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then-outstanding Accreted Value of such Security; provided, however, that in no case shall the Applicable Premium be less than zero.

                  "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory, equipment, obsolete assets or surplus personal property in the ordinary course of business, (iii) the sale of temporary Cash Investments or Cash Equivalents in the ordinary course of business, (iv) dispositions with a fair market value not exceeding $500,000 in the aggregate in any fiscal year, (v) the sale or discount (with or without recourse, and on commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (vi) the licensing of intellectual property in the ordinary course of business, (vii) for purposes of Section 4.6 only, a disposition subject to Section 4.4, or (viii) a disposition of property or assets that is governed by Section 5.1.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

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                  "Bank Indebtedness" means any and all amounts, whether
outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

                  "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500.0 million and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended.

                  "Change of Control" means the occurrence of any of the following events:

                           (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Telex;

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                           (ii)     individuals who on the Issue Date
                  constituted the Board of Directors of TCH (together with any new directors whose election by such Board of Directors of TCH or whose nomination for election by the shareholders of TCH was approved by a vote of a majority of the directors of TCH then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of TCH then in office;

                           (iii) the adoption of a plan relating to the liquidation or dissolution of TCH, the Company or Telex; or

                           (iv) the merger or consolidation of TCH, the Company or Telex with or into another Person or the merger of another Person with or into TCH, the Company or Telex, or the sale of all or substantially all the assets of TCH, the Company and Telex (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of TCH immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral Agent" means the collateral agent and any successor under this Indenture.

                  "Company" means Telex Communications Intermediate Holdings, LLC, a Delaware limited liability company, and any successor thereto.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Refinancing Transactions as if it had occurred at the beginning of such four-quarter period); provided, however, that:

                           (1)      if the Company or any Restricted Subsidiary
                  (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the

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                  Consolidated Coverage Ratio is an Incurrence of Indebtedness,
                  EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period,

                           (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition of any company or any business or any group of assets constituting an operating unit of a business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

                           (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any group of assets constituting an operating unit of a business, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest

                  Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

                           (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

                  For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, Investment or acquisition of assets, or any transaction governed by the provisions of Article 5, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting Officer of the Company, based on reasonable assumptions. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness, which is being given pro forma effect, was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

                  "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization or write-off of financing costs, and plus, to the extent incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and the interest component of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease, in accordance with GAAP, (ii) amortization of debt discount,
(iii) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary,
(iv) non-cash interest expense, (v) net costs associated with Hedging Obligations, (vi) the product of (A) Preferred Stock dividends in respect of all Preferred Stock of Domestic Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; and (vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person (other than the Company or any Restricted Subsidiary) on Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

                  "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Restricted Subsidiaries, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

                           (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

                           (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

                           (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and
                  (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

                           (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

                           (v)      any extraordinary gain or loss, and

                           (vi) the cumulative effect of a change in accounting principles.

                  "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

                  "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary.

                  "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default as defined in
Section 6.1.

                  "Definitive Securities" means Securities that are substantially in the form of Exhibit A or Exhibit B attached hereto that do not include the information called for by footnote 1 thereof.

                  "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

                  "Designated Senior Indebtedness" means (i) the Bank Indebtedness, (ii) the Senior Secured Notes, (iii) the Additional Mezzanine Indebtedness, and (iv) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of the Securities.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

                  "EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization of intangibles and other non-cash charges or non-cash losses.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of November 19, 2003 entered into by the Company for the benefit of the Initial Holders, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

                  "Exchange Offer" means the "Exchange Offer" described in the Consent Solicitation Statement and Exchange Offering Memorandum of the Company dated October 22, 2003, pursuant to which TCH exchanged the Old Senior Subordinated Notes for the Securities.

                  "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income" and "EBITDA," all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession all ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

                  "Global Security" means a Security that is substantially in the form of Exhibit A or Exhibit B hereto that includes the information called for by footnote 1 thereof.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other non-financial obligation of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or such other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered in the Register.

                  "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                           (i) the principal of indebtedness of such Person for borrowed money,

                           (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                           (iii) all reimbursement obligations of such Person, including reimbursement obligations in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

                           (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services,

                           (v) all Capitalized Lease Obligations and Attributable Debt of such Person,

                           (vi)     the redemption, repayment or other
                  repurchase amount of such Person with respect to any Disqualified Stock or (if such Person is a Subsidiary of the Company) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if such Capital Stock has no such fixed price, to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors of the issuer of such Capital Stock),

                           (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

                           (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

                           (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

                  The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise in accordance with GAAP.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of November 19, 2003 by and among the Trustee, the Collateral Agent and General Electric Capital Corporation, as Agent for the Lenders under the Senior Credit Agreement.

                  "Initial Holders" means the record or beneficial holders of Old Senior Subordinated Notes to whom the Securities are delivered in exchange for such Old Senior Subordinated Notes, whether delivered pursuant to the Exchange Offer or delivered subsequent thereto.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is party or a beneficiary.

                  "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.4, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Issue Date" means the date on which the Securities are originally issued.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Management Agreements" means, collectively, the Consulting Agreement, the Fee Agreement and the Indemnification Agreement, each between Telex (as assignee from TCH) and Greenwich Street Capital Partners, Inc. (and its permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

                  "Management Investors" means the officers, directors, employees and other members of the management of TCH, the Company or any of its Subsidiaries, or family members or relatives thereof, or trusts for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of TCH.

                  "Management Stock" means Capital Stock of TCH, or options, warrants or other rights in respect thereof, held by any of the Management Investors.

                  "Moody's" means Moody's Investors Service, Inc., and its successors.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

                  "Officer" means the President, Chief Financial Officer, any Vice President, Controller or Treasurer of the Company.

                  "Officer's Certificate" means a certificate signed by one Officer.

                  "Old Senior Subordinated Notes" means the 13% Senior Subordinated Notes Due 2006 of TCH.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Holder" means any of the following: Greenwich Street Capital Partners, Inc., FS Private Investments III LLC (d/b/a Jefferies Capital Partners), CFSC Wayland Advisers, Inc. or any of their respective Affiliates (including any investment fund or vehicle managed, sponsored or advised by Greenwich Street Capital Partners, Inc., FS Private Investments III LLC (d/b/a Jefferies Capital Partners) or any other entity doing business as Jefferies Capital Partners, CFSC Wayland Advisers, Inc. or any of their respective Affiliates).

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

                           (i) a Restricted Subsidiary, the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

                           (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

                           (iii)    Temporary Cash Investments or Cash
                  Equivalents;

                           (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                           (v) securities or other Investments received as consideration in sales or other dispositions of property or assets, including Asset Dispositions made in compliance with
                  Section 4.6;

                           (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

                           (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

                           (viii)   Currency Agreements, Interest Rate
                  Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Section 4.3;

                           (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens"; and

                           (x) other Investments in an aggregate amount outstanding at any time not to exceed the greater of (A) $7.0 million and (B) 7% of Consolidated Tangible Assets.

                  "Permitted Liens" means:

         (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

         (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

         (c) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

         (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;

         (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

         (f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

         (g) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

         (h) Liens securing Hedging Obligations Incurred in compliance with
Section 4.3;

         (i) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

         (j) leases, subleases, licenses or sublicenses to third parties;

         (k) Liens securing (x) Indebtedness Incurred in compliance with clause
(b)(i), (b)(ii), (b)(v) or (b)(vii) of Section 4.3, or clause (b)(iv) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof) or (y) Senior Indebtedness;

         (l) Liens securing commercial bank indebtedness;

         (m) Liens on properties or assets (1) of the Company or any Restricted Subsidiary securing Senior Indebtedness, (2) of any Wholly Owned Subsidiary securing Indebtedness of any Wholly Owned Subsidiary or (3) of any Restricted Subsidiary securing its Indebtedness;

         (n) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

         (o) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

         (p) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

         (q) Liens securing the Securities; and

         (r) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Pledge Agreement" means that certain Pledge Agreement dated as of November 19, 2003 made by the Company in favor of the Collateral Agent.

                  "Pledged Capital Stock" has the meaning ascribed thereto in the Pledge Agreement.

                  "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the TCH pursuant to an effective registration statement under the Securities Act (whether alone or in conjunction with any secondary public offering).

                  "Public Market" means any time after a Public Equity Offering has been consummated and either (x) at least 10% of the total issued and outstanding common stock (or equivalent equity interests) of TCH has been distributed by means of an effective registration statement under the Securities Act or (y) an established public trading market otherwise exists for any such common stock or equivalent equity interests.

                  "Redemption Date" means the date on which the Securities are optionally redeemed pursuant to Section 3.7.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," "refinanced" and "refinancing" as used in the Indenture shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                  "Refinancing Transactions" shall have the meaning given such term in the Consent Solicitation Statement and Exchange Offering Memorandum of the Company dated October 22, 2003.

                  "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

                  "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Indenture, or that are reasonably related, complementary or incidental thereto.

                  "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

                  "Restricted Securities Legend" means the legend set forth in
Section 2.6(g) hereof.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases (x) between the Company and a Restricted Subsidiary or between or (y) required to be classified and accounted for as capitalized leases for financial reporting purposes in accordance with GAAP.

                  "Scheduled Maturity Date" shall mean January 15, 2009.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

                  "Securities Act" means the Securities Act of 1933, as amended

                  "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depository), or any successor entity thereto and shall initially be the Trustee.

                  "Senior Credit Agreement" means the Credit Agreement dated as of November 19, 2003 and entered into by and among Telex, as Borrower, the other persons designated as "Credit Parties" on the signature pages thereof, the financial institutions who are or hereafter become parties to such agreement as "Lenders", and General Electric Capital Corporation, a Delaware corporation, as the initial L/C Issuer and as Agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

                  "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any letter of credit applications, collateral agreements, security agreements, pledge agreements, guaranties, mortgages, patent security agreements, trademark security agreements, copyright security agreements, control agreements and all similar agreements entered into guaranteeing payment of, or granting a lien upon property as security for payment of the obligations thereunder, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of Telex as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

                  "Senior Indebtedness" means the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) all obligations consisting of Bank Indebtedness, Indebtedness arising under the Senior Secured Notes and the Additional Mezzanine Indebtedness; and (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company,
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness (other than the Bank Indebtedness, the Senior Secured Notes and the Additional Mezzanine Indebtedness) of the Company (or Guarantee by the Company of any Indebtedness) that is expressly subordinate in right of payment to any other Indebtedness of the Company (or Guarantee by the Company of any Indebtedness), or (5) any Capital Stock. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.

                  "Senior Secured Notes" means: (i) the 11 1/2% Senior Secured Notes due 2008 in the initial principal amount of $125 million issued by Telex as of November 19, 2003; (ii) any increase in the amount of the Senior Secured Notes described in the foregoing clause (i) resulting from any accrual, compounding or payment-in-kind of interest under such Senior Secured Notes which is not paid currently in cash, which accretes or which is added to the principal amount of such Senior Secured Notes; and (iii) any Refinancing Indebtedness in respect of such Senior Secured Notes and amounts under the foregoing clause
(ii), including without limitation any refunding, restructuring, replacement, substitution, renewal or modification of such Indebtedness.

                  "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that (i) specifically provides that such Indebtedness is to rank pari passu with the Securities or is otherwise entitled "Senior Subordinated" Indebtedness and (ii) is not expressly subordinated by its terms in right of payment to any Indebtedness of the Company that is not Senior Indebtedness. The Exchange Securities shall constitute Senior Subordinated Indebtedness.

                  "Shelf Registration Statement" means any shelf registration statement of the Company pursuant to the Exchange and Registration Rights Agreement.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date. "Significant Subsidiary" shall not include Telex Communications International, Ltd. or any other subsidiary that serves principally as a holding company for subsidiaries which are organized in a country other than the United States.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) that is expressly subordinate in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person or (ii) one or more Subsidiaries of such Person.

                  "Tax Sharing Agreement" means the Tax Sharing Agreement among the Company, Telex and TCH, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

                  "TCH" means Telex Communications Holdings, Inc., a Delaware corporation (f/k/a Telex Communications, Inc.), and of which the Company is a wholly-owned subsidiary.

                  "Telex" means Telex Communications, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" by S&P or "A-1" by Moody's, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's, (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any short-term successor rule) of the SEC, under the Investment Company Act of 1940, as amended, and (vii) similar short-term investments approved by the Board of Directors in the ordinary course of business.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6(g) hereof.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to the Stated Maturity; provided, however, that if the period from the Redemption Date to the Stated Maturity is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in any relevant jurisdiction.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.4. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur at least $1.00 of additional Indebtedness under Section 4.3(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares, or (in the case of any Foreign Subsidiary) to the extent required by applicable law) is owned by the Company or another Wholly Owned Subsidiary.

                  Section  1.2. Other Definitions.

                    Term
                    Defined in Section
                    "Affiliate Transaction"               4.7
                    "Bankruptcy Law"                      6.1
                    "Blockage Notice"                     10.3
                    "covenant defeasance option"          8.1(b)
                    "Custodian"                           6.1
                    "Event of Default"                    6.1
                    "Excess Proceeds"                     4.6(a)
                    "Fairness Opinion"                    4.7
                    "Foreign Subsidiary Amount"           4.3(b)(ii)
                    "Initial Agreement"                   4.5
                    "Initial Lien"                        4.10
                    "legal defeasance option"             8.1(b)
                    "Legal Holiday"                       11.8
                    "Notice of Default:                   6.1
                    "Offer"                               4.6
                    "pay the Securities"                  10.3
                    "Paying Agent"                        2.3
                    "Payment Blockage Period"             10.3
                    "Refinancing Agreement"               4.5
                    "Register"                            2.3
                    "Registrar"                           2.3
                    "Restricted Definitive Securities"    2.1
                    "Restricted Payment"                  4.4
                    "Successor Company"                   5.1

                  Section 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this indenture. The following TIA terms have the following meanings:

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  Section 1.4. Rules of Construction. (a) Unless the context otherwise requires:

                           (1)      a term has the meaning assigned to it;

                           (2) as used herein, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with generally accepted accounting principles in effect at the Issue Date, as and to the extent provided in the definition of the term "GAAP". If at any time the computations for determining compliance with such financial covenants or provisions relating thereto utilize generally accepted accounting principles different than those in effect at the Issue Date, the financial statements within which such computations are delivered shall be accompanied by a reconciliation statement with respect to such computations;

                           (3) the phrases "prior payment in full", "payment in full", "paid in full" and any other similar terms or phrases when used herein with respect to any Senior Indebtedness shall mean to the collective reference to (i) the indefeasible payment in full, in immediately available funds of all such Senior Indebtedness, (ii) the termination of any commitments relating to such Senior Indebtedness and (iii) the cash collateralization of any obligations (contingent or otherwise) relating to letters of credit issued pursuant to the terms of such Senior Indebtedness but undrawn and unexpired;

                           (4)      "or" is not exclusive;

                           (5)      "including" means including without
                  limitation; and

                           (6) words in the singular include the plural and words in the plural include the singular.

                  (b) Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

                                   ARTICLE 2

                                 The Securities

                  Section 2.1. Form and Dating. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and B are part of the terms of this Indenture.

                  (a) Global Securities. The Initial Securities are being issued by the Company for delivery to the Initial Holders or for their account pursuant to the Exchange Offer. Additional Initial Securities may be delivered from time to time by the Company to holders of Old Senior Subordinated Notes who subsequently exchange their Old Senior Subordinated Notes with the consent of the Company.

                  Initial Securities shall be issued initially in definitive, fully registered form without interest coupons with the legend called for by footnote 1 to Exhibit A hereto (the "Restricted Definitive Securities"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Definitive Securities shall be registered in the names of the Initial Holders based on participation information satisfactory to the Company, which is provided by such Initial Holders. The Company will appoint The Depository Trust Company to act as Depository with respect to the Global Securities upon the closing of the Registered Exchange Offering respect to the Initial Securities, or the transfer of Global Securities pursuant to a Shelf Registration Statement with respect to the Initial Securities, and Global Securities which are issued pursuant to the Registered Exchange Offering or reissued upon a transfer pursuant to a Shelf Registration Statement shall be registered in the name of Cede & Co., as nominee of such Depository, and shall be deposited on behalf of the Initial Holders of the Initial Securities represented thereby with the Trustee, as Securities Custodian for the Depository. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and the Depository or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to Global Securities deposited with or on behalf of the Depository after the closing of the Registered Exchange Offer.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (ii) shall be held by the Trustee as custodian for the Depository. After the issuance of Exchange Securities under a Registered Exchange Offer, the Trustee shall have no duty to hold any Global Security as custodian for the Depository or any other Security registered in the name of the Depository or a nominee of the Depository.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Certificated Securities. Except as otherwise provided herein, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. If certificated Initial Securities are issued, such certificated Initial Securities shall bear the Restricted Securities Legend ("Restricted Certificated Securities"); provided, however, that upon any permitted transfer of such Restricted Certificated Securities to a Person who desires to hold the Securities pursuant to an interest in a Global Security, such Restricted Certificated Securities will, unless the relevant Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.6 hereof. Certificated Securities will include the Restricted Securities Legend unless removed in accordance with this Section 2.1(c) or Section 2.6(g) hereof.

                  After a transfer of any Initial Securities during the period of the effectiveness of, and pursuant to, a Shelf Registration Statement with respect to the Initial Securities, all requirements pertaining to legends on such Initial Securities will cease to apply, the requirements requiring that any such Initial Securities issued to certain Holders be issued in global form will cease to apply, and certificated Initial Securities without legends will be made available to the Holders of such Initial Securities. Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the Restricted Securities Legend will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  Section 2.2. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery
(1) Initial Securities for original issue in an aggregate deemed original issue price of $70,750,706 (which represents 101% of Accreted Value of Old Senior Subordinated Notes exchanged in the Exchange Offer) and which will represent an initial principal amount and interest accrued thereon but not paid in cash pursuant to the definition of Accreted Value as of the Scheduled Maturity Date of the Securities of approximately $129,115,891 and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement, for Initial Securities for a like deemed issue price and principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Company signed by one Officer. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate deemed original issue price and aggregate principal amount as of the Scheduled Maturity Date of the Securities outstanding at any time may not exceed $70,750,706 and approximately $129,115,891, respectively, except as provided in
Section 2.7.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  Section 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Register"). The ownership of Securities shall be proved by such Register. The Company may have one or more co registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its Wholly Owned Subsidiaries that is a Domestic Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  The Company will appoint The Depository Trust Company to act as Depository with respect to the Global Securities upon the closing of the Registered Exchange Offering respect to the Initial Securities, or the transfer of the Global Securities pursuant to a Shelf Registration Statement with respect to the Initial Securities.

                  Section 2.4. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust (but subject to all applicable subordination provisions) for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall, on or immediately prior to each due date of the principal and interest on any Security, segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  Any money deposited with the Trustee or any Paying Agent in trust for the payment of principal and interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                  Section 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company, shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

                  Section 2.6. Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Securities and Global Securities Generally. When Definitive Securities or Global Securities or beneficial interests therein are presented to the Registrar or a co-registrar with a request:

                  (x)to register the transfer of such Definitive Securities or Global Securities or beneficial interests therein; or

                  (y)to exchange such Definitive Securities or Global Securities or beneficial interests therein for an equal principal amount of Definitive Securities or Global Securities or beneficial interests therein of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities or Global Securities or beneficial interests therein surrendered for transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a written instrument of transfer in form and substance reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                           (ii) in the case of Transfer Restricted Securities that are Definitive Securities or Global Securities or beneficial interests therein, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Securities are being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                           (B) if such Transfer Restricted Securities are being
                  transferred to the Company, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                           (C) if such Transfer Restricted Securities are being
                  transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, with respect to which it exercises sole discretion, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in substantially the form set forth on the reverse of the Security), (ii) if the Company or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit C hereto.

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below and in Section 2.6(a). Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form and substance satisfactory to the Trustee and the Company, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer's Certificate, a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                           (i) Any person having a beneficial interest in a Global Security that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A) or (B) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents:

                           (A) if such beneficial interest is being transferred
                  to the Person designated by the Depository as being the owner of a beneficial interest in a Global Security, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Security); or

                           (B) if such beneficial interest is being transferred
                  (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) and (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, with respect to which it exercises sole discretion, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities; or (y) in reliance on another exemption from the registration requirements of the Securities
                  Act: (i) a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security), (ii) if the Company or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit C hereto, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and make available for delivery to the transferee a Definitive Security.

                           (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such Definitive Securities available for delivery to the persons in whose names such Securities are so registered in accordance with the instructions of the Depository.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Authentication of Definitive Securities in Absence of Depository. If at any time:

                           (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                           (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officer's Certificate requesting the authentication and delivery of Definitive Securities to the Persons designated by the Company, will authenticate and make available for delivery Definitive Securities, in an aggregate principal amount equal to the principal amount of Global Securities, in exchange for such Global Securities.

                  (g) Legend.

                           (i) Except as permitted by the following paragraph
         (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULES 501(A)(1), (2), (3) OR
                  (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO

                  CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A)-(E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                           (ii) Upon any sale or transfer of a Transfer
         Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Security
                  that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) any such Transfer Restricted Security represented
                  by a Global Security shall not be subject to the provisions set forth in clause (i) of this Section 2.6(g) (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

                  (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) or the Securities Custodian with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (i) Obligations with Respect to Transfers and Exchanges of Securities.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                           (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

                           (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to
         Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                           (iv) Prior to the due presentation for registration of transfer of any Security, each of the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar shall be affected by notice to the contrary.

                           (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (j) No Obligation of the Trustee.

                           (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security in global form shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                           (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including, without limitation, any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  Section 2.7. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Article 8 of the Uniform Commercial Code and any other applicable law are met, and if the Holder (i) satisfies the Company and the Trustee, within a reasonable time after such Holder has notice thereof, with respect to such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) so requests the Company or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Company and the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security (including amounts necessary to pay taxes or other governmental charges associated with such replacement).

                  Every replacement Security is an additional obligation of the Company.

                  The provisions of this Section 2.7 shall (to the extent lawful) be exclusive and preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  Section 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  Section 2.9. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and make them available for delivery in exchange for temporary Securities.

                  Section 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

                  Section 2.11. Interest after the Scheduled Maturity Date. If the Company defaults in the payment of the principal under the Securities on the Scheduled Maturity Date, interest shall be payable thereafter at the rate and as provided in the Securities and, if not paid on any interest payment date, shall be added to the principal amount of the Securities until paid.

                  Section 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3

                                   Redemption

                  Section 3.1. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the Accreted Value and principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer's Certificate from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  Section 3.2. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers, in its sole discretion, fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000 unless otherwise directed by the Company. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be redeemed.

                  Section 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                           (1) the redemption date;

                           (2) the redemption price;

                           (3) the name and address of the Paying Agent;

                           (4) that Securities called for redemption must be
                  surrendered to the Paying Agent to collect the redemption price;

                           (5) if fewer than all the outstanding Securities are
                  to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

                           (6) that, unless the Company defaults in making such
                  redemption payment or he Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                           (7) the paragraph of the Securities pursuant to which
                  the Securities called for redemption are being redeemed;

                           (8) the CUSIP number, if any, printed on the
                  Securities being redeemed; and

                           (9) that no representation is made as to the
                  correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  Section 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  Section 3.5. Deposit of Redemption Price. On or prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation, and from and after such date (unless the Company defaults in making such redemption payment) interest on such Securities shall cease to accrue.

                  Section 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                  Section 3.7. Optional Redemption.

                  (a) On and after the Issue Date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices expressed in percentages of Accreted Value as of the redemption date, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:

             Period                                         Redemption Price
2003..............................                             106.5000%
2004..............................                             104.3333%
2005..............................                             102.1667%
2006 and thereafter...............                              100.000%

                  (b) [omitted]

                  (c) At any time on or prior to September 15, 2006, the Securities may be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of the Redemption Date plus accrued and unpaid interest, if any, on the Securities to the Redemption Date.

                                    ARTICLE 4

                                    Covenants

                  Section 4.1. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due, and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  Section 4.2. SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file (if then permitted to do so) with the SEC and provide (whether or not so filed with the SEC) the Trustee and Securityholders and prospective Securityholders (upon request) with the annual reports and the information, documents and other reports, which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA Section 314(a).

                  Section 4.3. Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio would be greater than (i) 2.00:1.00, if such Indebtedness is Incurred on or prior to November 21, 2003, and (ii) 2.25:1.00 if such Indebtedness is Incurred thereafter.

                  (b) Notwithstanding Section 4.3(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                           (i) Indebtedness Incurred pursuant to the Senior Credit Facility in a maximum principal amount not to exceed at any time an aggregate principal amount of $15 million (including letters of credit outstanding under the Senior Credit Facility);

                           (ii) Indebtedness of Foreign Subsidiaries for working capital purposes and any Guarantees in respect thereof, the aggregate principal amount of which Indebtedness outstanding at any time does not exceed, as to all such Foreign Subsidiaries, the greater of (the "Foreign Subsidiary Amount") (A) $10.0 million and (B) an amount equal to 10% of Consolidated Tangible Assets; provided, however, that the principal amount of such Indebtedness may exceed the Foreign Subsidiary Amount by an amount not to exceed the amount of Indebtedness permitted to be Incurred by clause 4.3(b)(i)(B) as of such date but the principal amount of Indebtedness permitted to be Incurred by clause 4.3(b)(i)(B) above shall be reduced by the amount by which such Indebtedness exceeds the Foreign Subsidiary Amount;

                           (iii) Indebtedness (A) of the Company to any Restricted Subsidiary and (B) of any Wholly Owned Subsidiary to the Company or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                           (iv) Indebtedness represented by the Securities, any Indebtedness (other than the Indebtedness described in clause 4.3(b)(i), (ii) or (iii) above) outstanding on the date of the Indenture (including without limitation the Old Senior Subordinated Notes), and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause 4.3(b)(iv) or Section 4.3(a) above;

                           (v) Indebtedness of the Company or any Restricted Subsidiary to finance or refinance the deferred purchase price of newly acquired property of the Company and its Subsidiaries used in the ordinary course of business of the Company and its Subsidiaries (provided such purchase money financing is entered into within six months of the acquisition of such property), and any Refinancing Indebtedness with respect thereto, in an amount (based on the remaining balance of the obligations therefor on the books of the Company and its Restricted Subsidiaries) which shall not exceed the greater of (A) $7.0 million and (B) an amount equal to 7% of Consolidated Tangible Assets in the aggregate at any one time outstanding;

                           (vi) Indebtedness Incurred pursuant to the Senior Secured Notes in a maximum principal amount not to exceed at any time an aggregate principal amount of $125 million;

                           (vii) Indebtedness of the Company or any Restricted Subsidiary in the form of Capitalized Lease Obligations or Attributable Debt, and any Refinancing Indebtedness with respect thereto, in an aggregate amount not in excess of the greater of (A) $7.0 million and
         (B) an amount equal to 7% of Consolidated Tangible Assets at any one time outstanding; provided, however, that all Indebtedness Incurred by one or more Restricted Subsidiaries pursuant to clause 4.3(b)(v) or
         (vi) above or this clause 4.3(b)(vii) shall not exceed the greater of
         (A) $7.0 million and (B) an amount equal to 7% of Consolidated Tangible Assets in aggregate principal amount at any one time outstanding;

                           (viii) Indebtedness represented by Guarantees of Indebtedness Incurred pursuant to clause 4.3(b)(i) or (iii) above;

                           (ix) Guarantees (A) by the Company or any Restricted Subsidiary of Senior Indebtedness or (B) by any Wholly Owned Subsidiary of Indebtedness of any Wholly Owned Subsidiary;

                           (x) Indebtedness (A) arising by reason of any Lien created or permitted to exist by Section 4.10, including any Indebtedness of any Restricted Subsidiary arising by reason of any Lien granted by such Person to secure Senior Indebtedness, or (B) of any Restricted Subsidiary arising by reason of any Lien granted by such Person to secure Indebtedness of any Restricted Subsidiary;

                           (xi) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

                           (xii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets;

                           (xiii) Indebtedness in respect of (A) commercial letters of credit, or other letters of credit or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business;

                           (xiv) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary and are in the ordinary course of business;

                           (xv) Indebtedness (A) of TCH, the Company or Telex consisting of Guarantees of up to an aggregate principal amount of $4.0 million of borrowings by Management Investors in connection with the purchase of Capital Stock of TCH by such Management Investors or (B) of the Company or any Restricted Subsidiary consisting of guarantees in respect of loans or advances made to officers or employees of the Company or any Restricted Subsidiary, or guarantees otherwise made on their behalf, (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or
         (2) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time;

                           (xvi) Indebtedness of any Restricted Subsidiary that is Indebtedness of another Person assumed by such Restricted Subsidiary in connection with its acquisition of assets from such Person (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that at the time of such acquisition of assets the Company shall have been able to Incur at least an additional $1.00 of Indebtedness under Section 4.3(a) above after giving effect to such acquisition;

                           (xvii) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that on the date of any such acquisition the Company shall have been able to Incur at least $1.00 of Indebtedness under Section 4.3(a) above after giving effect to such acquisition; and

                           (xviii) Indebtedness constituting Additional
         Mezzanine Indebtedness of the Company in an aggregate principal amount outstanding from time to time not to exceed $5 million, plus any increase in the amount of such Indebtedness resulting from any accrual, compounding or payment-in-kind of interest under such Indebtedness which is not paid currently in cash or which is added to the principal amount of such Indebtedness, including without limitation any refunding, restructuring, replacement, substitution, renewal or modification of such Indebtedness; and such Indebtedness shall be on such terms as the Company shall agree from time to time and may be secured or unsecured and may be Senior Indebtedness and Designated Senior Indebtedness.

                  (c) Notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to any provision of Section 4.3(b) above that permits Refinancing Indebtedness in respect of Indebtedness constituting Subordinated Obligations, if the proceeds of such Refinancing Indebtedness are used, directly or indirectly, to refinance such Subordinated Obligations, unless such Refinancing Indebtedness will be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

                  (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in any clause of Section 4.3(b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                  (e) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date and (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

                  Section 4.4. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution is not a Wholly Owned Subsidiary, to its other shareholders on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                           (1) a Default shall have occurred and be continuing
                  (or would result therefrom);

                           (2) the Company could not incur at least an
                  additional $1.00 of Indebtedness under Section 4.3(a); or

                           (3) the aggregate amount of such Restricted Payment
                  and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Company's Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Company's Board of Directors) declared or made subsequent to the date of the Indenture would exceed the sum of:

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the end of the most recent fiscal quarter ending prior to the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (B) the aggregate Net Cash Proceeds received by the
                  Company or Telex either (x) as capital contributions to the Company or Telex after the Issue Date or (y) from the issuance or sale of its, Telex's or TCH's Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary of the Company), provided that in the event such issuance or sale is to an employee stock ownership plan or other trust established by TCH, the Company or any of its Subsidiaries for the benefit of their employees, to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust for which the Company is liable as Guarantor or otherwise, such aggregate amount of Net Cash Proceeds shall be limited to the aggregate amount of principal payments made by such plan or trust with respect to such Indebtedness;

                           (C) the amount by which Indebtedness of the Company
                  is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property (other than Capital Stock), distributed by the Company upon such conversion or exchange), plus the amount of any cash or other property received by the Company or any Restricted Subsidiary upon such conversion or exchange;

                           (D) the amount equal to the net reduction in
                  Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

                           (E) in the case of disposition or repayment of any
                  Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount equal to the lesser of the return of capital or repayment with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

                  (b) The provisions of Section 4.4(a) will not prohibit:

                           (i) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company, TCH or Telex (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) or a substantially concurrent capital contribution to the Company, TCH or Telex; provided, however, that (A) such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or capital contribution shall be excluded in subsequent calculations under clause (B) of Section 4.4(a);

                           (ii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or Telex that is permitted to be Incurred pursuant to Section 4.3; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

                           (iii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.6; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

                           (iv) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations upon a Change of Control to the extent required by the agreement governing such Subordinated Obligations but only if the Company shall have complied with Section 4.8 and purchased all Securities tendered pursuant to the offer to repurchase all the Securities required thereby, prior to purchasing or repaying such Subordinated Obligations; provided, however, that (A) the purchase price (stated as a percentage of principal amount or issue price plus accrued original issue discount, if less) of such Subordinated Obligations shall not be greater than the price (stated as a percentage of principal amount) of the Securities pursuant to any such offer to repurchase the Securities in the event of a Change of Control, and (B) any such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be included in subsequent calculations of the amount of Restricted Payments;

                           (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.4(a); provided, however, that such dividends shall be included in subsequent calculations of the amount of Restricted Payments;

                           (vi) payments by the Company, TCH or Telex to repurchase or otherwise acquire Capital Stock or options, warrants or other rights in respect thereof, in each case from Management Investors, such payments not to exceed an amount equal to $500,000 in any fiscal year and $2.0 million in the aggregate (plus the Net Cash Proceeds received by the Company since the Issue Date as a capital contribution from the sale to Management Investors of Capital Stock or options, warrants or other rights in respect thereof); provided, however, that such payments, loans, advances, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments;

                           (vii) loans, advances, dividends or distributions by the Company or any Restricted Subsidiary to TCH (A) to pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under the Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (B) to make payments in respect of its indemnification obligations owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, to the extent such payments relate to the Company and its Subsidiaries and to any period ending on or prior to the closing of the Refinancing Transactions, (C) to permit TCH to pay all reasonable fees and expenses payable by it in connection with the Refinancing Transactions, or (D) in respect of any Securities and Capital Stock of the Company which are held by TCH;

                           (viii) payments by the Company or any Restricted Subsidiary to TCH (A) to satisfy or permit TCH to satisfy obligations under or in respect of the Tax Sharing Agreement, (B) to pay or permit TCH to pay, with respect to any period ending on or prior to the closing of the Refinancing Transactions, any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by TCH by virtue of its being incorporated or having capital stock outstanding (but not by virtue of owning stock of any corporation other than the Company or any of its Subsidiaries), or being a holding company parent of the Company or receiving dividends from or other distributions in respect of the stock of the Company, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company is permitted to make payments to TCH pursuant to this covenant, or (C) to pay or permit TCH to pay, with respect to any period ending on or prior to the closing of the Refinancing Transactions, any other federal, state, foreign, provincial or local taxes measured by income for which TCH is liable up to an amount not to exceed with respect to such federal taxes the amount of any such taxes which the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries; provided, however, that such payments will be excluded in subsequent calculations of the amount of Restricted Payments;

                           (ix) the payment by the Company of interest or principal under the Securities, or dividends or redemption amounts under the Capital Stock of the Company;

         except that (A) dividends shall not be paid on the Capital Stock of the Company so long as there shall exist an Event of Default hereunder or under any Senior Indebtedness or so long as dividends on such Capital Stock shall otherwise be prohibited under the terms of any Senior Indebtedness, (B) no Capital Stock shall be redeemed prior to its stated mandatory redemption date and then only so long as there does not exist an Event of Default hereunder or under any Senior Indebtedness and so long as redemptions of such Capital Stock shall otherwise be prohibited under the terms of any Senior Indebtedness, and
         (C) dividends shall not be paid on the Capital Stock of the Company prior to an initial public offering of such common stock and then thereafter only in an amount not to exceed in any fiscal year 6% of the net proceeds received by the Company, in or from such public offering; provided, however, that such payments, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments; and

                           (x) payments by the Company or any Restricted Subsidiary to TCH (x) to pay the necessary fees and expenses to maintain TCH's legal existence and good standing and to pay the reasonable costs of its directors' and officers' insurance and (y) to pay third party legal, management, consulting and accounting fees, insurance premiums, audit fees, trustee fees, stock and/or warrant transfer agent fees and other customary business expenses of TCH incurred in the ordinary course of its businesses, in each case to the extent such fees, expenses or other amounts relate to services provided by entities which are not the Affiliates of the Company and its Restricted Subsidiaries; and

                           (xi) payments, loans, advances, dividends or distributions by the Company or any Restricted Subsidiary in an aggregate amount not to exceed $10.0 million (in addition to payments, loans, advances, dividends or distributions otherwise permitted under this Section 4.4(b)); provided, however, that (A) the Company or any Restricted Subsidiary shall not be permitted to make Restricted Payments under this clause (xi) unless, after giving effect thereto (including the Incurrence of any Indebtedness to fund such Restricted Payment), the Consolidated Coverage Ratio of the Company would be at least equal to 2.25:1.00 and (B) such loans, advances, dividends or distributions will be included in subsequent calculations of the amount of Restricted Payments; and

provided, further, that in the case of clauses 4.4(b) (vii), (ix) and (x) no Default or Event of Default shall have occurred or be continuing at the time of such payment after giving effect thereto.

                  Section 4.5. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                           (1) any encumbrance or restriction pursuant to an
                  agreement in effect at or entered into on the date of the Indenture (including, without limitation, the Senior Credit Facility and the Senior Secured Notes);

                           (2) any encumbrance or restriction with respect to a
                  Restricted Subsidiary (x) pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company, or of another Person that is assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from, or merger or consolidation with, such Person (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or such acquisition of assets, merger or consolidation) and outstanding on the date of such acquisition, merger or consolidation or (y) pursuant to any agreement (not relating to any Indebtedness) in existence when a Person becomes a Subsidiary of the Company or when such agreement is acquired by the Company or any Subsidiary thereof, that is not created in contemplation of such Person becoming such a Subsidiary or such acquisition (for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary or agreement thereof shall be deemed acquired or assumed, as the case may be, by the Company when such Person becomes the Successor Company);

                           (3) any encumbrance or restriction with respect to a
                  Restricted Subsidiary pursuant to an agreement (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refinances or replaces, an agreement referred to in clause (1) or (2) of this Section 4.5 or this clause (3) (an "Initial Agreement") or contained in any amendment to an Initial Agreement; provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or amendment are no less favorable to the Holders of the Securities taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or amendment relates (as conclusively determined in good faith by the Board of Directors);

                           (4) any encumbrance or restriction (A) that restricts
                  in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                           (5) any restriction with respect to a Restricted
                  Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                           (6) any encumbrance or restriction on the transfer of
                  property or assets required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; and

                           (7) any encumbrance or restriction pursuant to an
                  agreement relating to any Indebtedness incurred, or any sale of receivables, by a Foreign Subsidiary.

                  Section 4.6. Limitation on Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                           (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $1.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all non-cash consideration); however, the provisions of this clause (i) shall not be applicable to any Asset Disposition which is permitted under the terms of any Senior Indebtedness or as to which the holders of such Senior Indebtedness shall have consented thereto;

                           (ii) at least 80% of the consideration therefor (excluding, in the case of an Asset Disposition of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, which are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash; however, the provisions of this clause (ii) shall not be applicable to any Asset Disposition which is permitted under the terms of any Senior Indebtedness or as to which the holders of such Senior Indebtedness shall have consent thereto; and

                           (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) as follows:

                           (A) first, to the extent the Company elects (or is
                  required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Restricted Subsidiary, including the terms any intercreditor agreement entered into with respect thereto), to prepay, repay or purchase Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition;

                           (B) second, to the extent of the balance of Net
                  Available Cash after application in accordance with clause (A) above, to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition, or, if such reinvestment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project;

                           (C) third, to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (A) and (B) above (such balance, the "Excess Proceeds"), and provided that a purchase of the Securities by the Company is not then prohibited under the terms of any Senior Indebtedness, to make an offer to purchase Securities and (to the extent required by the terms thereof) any other Senior Subordinated Indebtedness, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness, at a purchase price of 100% of the principal amount thereof (or accreted value, as applicable) plus accrued and unpaid interest, if any, to the purchase date; and

                           (D) fourth, to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (A), (B) and (C) (or if a purchase of the Securities by the Company is prohibited under the terms of any Senior Indebtedness) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including the repayment of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5.0 million. If the aggregate principal amount (or accreted value, as applicable) of Securities and Senior Subordinated Indebtedness validly tendered and not withdrawn in connection with an offer pursuant to clause (C) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Securities and such Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the Securities to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and the outstanding principal amount (or accreted value, as applicable) of the relevant Senior Subordinated Indebtedness, and (y) the aggregate principal amount of Securities validly tendered and not withdrawn.

                  For the purposes of this covenant, the following are deemed to be cash: (v) Cash Equivalents, (w) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (x) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, and (z) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause 4.6(a)(iii)(C) above (provided that a purchase of the Securities by the Company is not then prohibited under the terms of any Senior Indebtedness), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the remaining Net Available Cash will be available to the Company for use in accordance with clause 4.6(a)(iii)(C) above (to repay Senior Subordinated Indebtedness) or clause 4.6(a)(iii)(D) above. The Company shall not be required to make an Offer for Securities pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses 4.6(a)(iii)(A) and 4.6(a)(iii)(B) above) is less than $5.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.6. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.6, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.6 by virtue thereof.

                  Section 4.7. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that taken as a whole are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, are not in writing and (x) have not been approved by a majority of the members of the Board of Directors having no material personal financial interest in such Affiliate Transaction, or (y) in the event there are no such members, as to which the Company has not obtained a Fairness Opinion (as hereinafter defined). In addition, any transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $10.0 million will also require an opinion (a "Fairness Opinion") from an independent investment banking firm or appraiser, as appropriate, of national prominence, to the effect that the terms of such transaction taken as a whole are either (i) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate or
(ii) fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  (b) The provisions of Section 4.7(a) shall not prohibit (i) any Restricted Payment permitted by Section 4.4, any Permitted Investment, or any other transaction specifically excluded from the definition of the term "Restricted Payment", (ii) the performance of the Company's or Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options or other securities, to employees, officers or directors in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and the insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary, or guarantees in respect thereof or otherwise made on their behalf (including any payments under such guarantees), (A) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, or (B) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time, (vii) guarantees of borrowings by Management Investors in connection with the purchase of Capital Stock of the Company by such Management Investors, which guarantees are permitted by Section 4.3, and payments thereunder, (viii) the Refinancing Transactions and the incurrence and payment of all fees and expenses payable in connection therewith,
(ix) any other transaction arising out of agreements in existence on the Issue Date, (x) execution, delivery and performance of the Tax Sharing Agreement and the Management Agreements, including the ongoing payment of fees to GSCP of up to $1.75 million per year plus reasonable out of pocket expenses, (xi) any commercial or other business transaction in the ordinary course of business with any Permitted Holder or any Affiliate thereof, on terms that taken as a whole are no less favorable to the Company and its Restricted Subsidiaries than those that could be obtained at the time in arm's-length dealings with a Person who is not an Affiliate of the Company, (xii) any transaction in the ordinary course of business, or approved by a majority of the members of the Board of Directors having no material personal financial interest in such transaction, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity primarily engaged in a Related Business, and (xiii) any of the Refinancing Transactions.

                  Section 4.8. Change of Control. (a) Upon the occurrence of a Change of Control, and provided that a purchase of the Securities by the Company is not then prohibited under the terms of any Senior Indebtedness (including the terms any intercreditor agreement entered into with respect thereto), each Securityholder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of repurchase, provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.8 in the event that it has exercised its right to redeem all the Securities under Section 3.7 hereof.

                  In the event that, at the time of such Change of Control, the terms of the Senior Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.8(b) below but in any event within 30 days following any Change of Control (unless the Company has exercised its right to redeem all the Securities under Section 3.7 hereof), the Company shall (i) repay in full all Senior Indebtedness or offer to repay in full all Senior Indebtedness and repay the Senior Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Senior Indebtedness to permit the repurchase of the Securities as provided for in Section 4.8(b) below.

                  (b) Unless the Company has exercised its right to redeem all the Securities under Section 3.7 hereof, within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof) (except as provided in the proviso to the first sentence of Section 4.8(a)), the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or will occur and that such Holder has (or upon such occurrence will have) the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of repurchase; (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased; and (5) that if such offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

                  (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.8. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.8, the

Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.8 by virtue thereof.

                  Section 4.9. Compliance Certificate; Notice of Default. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate signed by the principal executive, principal financial or principal accounting officer of the Company complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity and describe what actions, if any, the Company proposes to take with respect to such failure. The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of any such Default or Event of Default.

                  Section 4.10. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness that is not Senior Indebtedness (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Securities equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Securities will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

                  Section 4.11. Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries. The Company will not sell any shares of Preferred Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Preferred Stock to any Person (other than to the Company or a Restricted Subsidiary, or to directors as directors' qualifying shares, or (in the case of any Foreign Subsidiary) to the extent required by applicable law); provided, however, that
(a) the Company or any Restricted Subsidiary is permitted to sell Preferred Stock of a Subsidiary in compliance with the terms of Section 4.6 and (b) any such Preferred Stock may be issued or sold if Incurred by any Restricted Subsidiary in compliance with Section 4.3.

                  Section 4.12. Impairment of Security Interest. The Company will not take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Pledged Capital Stock. The Company shall not grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent), to retain any interest whatsoever in the Pledged Capital Stock other than

Permitted Liens. The Company will not enter into any agreement that requires the proceeds received from any sale of the Pledged Capital Stock to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes and the Pledge Agreement (subject to the provisions of the Intercreditor Agreement).

                  Section 4.13. Calculation of Original Issue Discount. The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Securities relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.

                                    ARTICLE 5

                                Successor Company

                  Section 5.1. When Company May Merge or Transfer Assets. None of the Company, TCH or Telex shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                           (i) the resulting, surviving or transferee Person
                  (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and the Collateral Agent, in form reasonably satisfactory to the Trustee and the Collateral Agent, all the obligations of the Company under the Securities and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Consolidated Coverage Ratio of the Successor Company would be at least equal to the greater of (A) 1.75:1.00 and (B) a ratio equal to 75% of the actual Consolidated Coverage Ratio of the Company as of such date of determination; and (iv) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; provided that
                  (x) in giving such opinion such counsel may rely on such Officer's Certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses
                  (ii) and (iii)), and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this Section 5.1. Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of such transaction undertaken in compliance with this covenant, and any

                  Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 4.3.

                  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Agreement, except that, in the case of a conveyance, transfer or lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities.

                  Notwithstanding Section 5.1(ii) and (iii), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits. Notwithstanding the foregoing, the Company, THC and Telex may enter into, perform and consummate the Refinancing Transactions.

                                   ARTICLE 6

                              Defaults and Remedies

                  Section 6.1. Events of Default. An "Event of Default" occurs if:

                           (1) the Company defaults in any payment of interest
                  on any Security when the same becomes due and such default continues for a period of 30 days;

                           (2) the Company defaults in the payment of the
                  principal of any Security when the same becomes due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10;

                           (3) the Company fails to comply with Section 5.1;

                           (4) the Company fails to comply with Section 4.2,
                  4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.10, or 4.11 (other than a
                  failure to purchase Securities when required under Section 4.6 or 4.8) and such failure continues for 30 days after the notice specified below;

                           (5) the Company fails to comply with any of its
                  agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                           (6) the PledgeAgreement at any time for any reason
                  shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the Pledge Agreement, or any judgment creditor having a Lien against a material portion of the

                  Pledged Capital Stock commences legal action to foreclose such Lien or otherwise exercise its remedies against a material portion of Pledged Capital Stock and such action is not stayed, discharged or otherwise cured within 60 days after the date of commencement;

                           (7) the Company, directly or indirectly, contest in
                  any manner the effectiveness, validity, binding nature or enforceability of the Pledge Agreement;

                           (8) Indebtedness of the Company or any Significant
                  Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent at the time;

                           (9) the Company or any Significant Subsidiary
                  pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its
                  creditors; or

                           (E) takes any comparable action under any foreign
                  laws relating to insolvency; or

                           (10) any judgment or decree for the payment of money
                  (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary that is not discharged, or bonded or insured by a third Person and either (A) an enforcement proceeding has been commenced upon such judgment or decree or (B) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4) or (5) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9) above, its status and what action the Company is taking or proposes to take with respect thereto.

                  Section 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(8) or (9) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of all the Securities to be due and payable. Upon such a declaration, the principal (which, if prior to the Scheduled Maturity Date of the Securities, shall be limited to the Accreted Value) of and interest on the Securities shall be due and payable immediately. If an Event of Default specified in Section 6.1(8) or (9) with respect to the Company occurs and is continuing, the principal (which, if prior to the Scheduled Maturity Date of the Securities, shall be limited to the Accreted Value) of and interest on the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  Section 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal (which, if prior to the Scheduled Maturity Date of the Securities, shall be limited to the Accreted Value) of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  Section 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  Section 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  Section 6.6. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                           (1) the Holder gives to the Trustee written notice
                  stating that an Event of Default is continuing;

                           (2) the Holders of at least 25% in principal amount
                  of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                           (3) such Holder or Holders offer to the Trustee
                  reasonable security or indemnity against any loss, liability or expense;

                           (4) the Trustee does not comply with the request
                  within 60 days after receipt of the request and the offer of security or indemnity; and

                           (5) the Holders of a majority in principal amount of
                  the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  Section 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium (if any) and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.8. Collection Suit by Trustee or Collateral Agent. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee and the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the holders of Securities, in each case, against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

                  Section 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or any Subsidiary their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and-advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST to the Trustee and the Collateral Agent for amounts due under Section 7.7;

                  SECOND to holders of Senior Indebtedness to the extent required by Article 10;

                  THIRD to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  FOURTH to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

                  Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, a suit by the Trustee, a suit by a

Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Securities.

                  Section 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 6.13. Rights of the Company. So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in this Indenture, the Senior Credit Agreement, the Indenture with respect to the Senior Secured Notes, the Pledge Agreement and the Intercreditor Agreement, the Company shall be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Pledged Capital Stock and to exercise any voting, consensual and other rights pertaining to such Pledged Capital Stock. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, upon notice from the Collateral Agent, (a) all of the Company's rights to exercise such voting, consensual or other rights shall cease and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual or other rights, (b) all of the Company's rights to receive all cash dividends, interest and other payments made upon or with respect to the Pledged Capital Stock shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent or the Lenders under the Senior Credit Agreement, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with the Pledge Agreement, subject to the terms of the Intercreditor Agreement. All funds distributed under the Pledge Agreement by the Collateral Agent shall be distributed by the Collateral Agent in accordance with the provisions of the Intercreditor Agreement and this Indenture.

                                    ARTICLE 7

                                     Trustee

                  Section 7.1. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (1) the Trustee undertakes to perform such duties and
                  only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1) this paragraph does not limit the effect of
                  paragraph (b) of this Section 7.1;

                           (2) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  Section 7.2. Rights of Trustee. Subject to Section 7.1: (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, during reasonable business hours and subject to executing a confidentiality undertaking in customary form with respect to confidential and/or proprietary information of the Company; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and provided, further, however, that any such inquiry or investigation shall be at the sole cost of the Company and the Trustee shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (g) The Trustee shall not be deemed to have knowledge of any default or fact the occurrence of which requires the Trustee to take any action (other than a payment default hereunder) unless a Trust Officer actually knows of such default or fact.

                  (h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                  (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                  (j) Upon request of the Trustee, the Company shall make reasonable efforts to execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of this Indenture. The parties hereto agree that the purpose of this provision shall be for administrative purposes only.

                  (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (l) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  Section 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  Section 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  Section 7.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or premium (if any) or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  Section 7.6. Reports by Trustee to Holders. As promptly as practicable after each March 15 beginning with the March 15 following the date of this Indenture (and in any event prior to May 15 in each year), but only upon the occurrence within the previous 12 months of any events specified in TIA
Section 313(a), the Trustee shall mail to each Securityholder a brief report dated as of March 15 that complies with TIA Section 313(a). The Trustee shall also comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  Section 7.7. Compensation and Indemnity. The Company shall pay to the Trustee, Collateral Agent, Paying Agent and Registrar from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee, Collateral Agent, Paying Agent, Registrar, and each of their officers, directors, agents and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, demand, claim, liability or expense (including reasonable attorneys' fees and expenses) incurred by them without negligence or bad faith on their part in connection with the acceptance or administration of this trust and the performance of their duties hereunder, and under the Pledge Agreement and the Intercreditor Agreement. The Trustee, Collateral Agent, Paying Agent and Registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through any indemnified party's own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture or the resignation or removal of the Trustee. When the Trustee, Collateral Agent, Paying Agent or Registrar incurs expenses after the occurrence of a Default specified in Section 6.1(7) or
(8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  Section 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the consent of the Company, which shall not be unreasonably withheld. The Company shall remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10;

         (b) the Trustee is adjudged bankrupt or insolvent;

         (c) a receiver or other public officer takes charge of the Trustee or its property; or

         (d) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  Section 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  Section 7.12. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

                  Section 7.13. Trustee as Collateral Agent. References to the Trustee in Sections 7.1(e), 7.2, 7.3, 7.4, and 7.7 shall include the Trustee in its role as Collateral Agent and Paying Agent.

                  Section 7.14. Co-Trustees, co-Collateral Agent and Separate Trustees, Collateral Agent.

                  (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Pledged Capital Stock may at the time be located, the Company and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount at maturity of the Securities outstanding, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Pledged Capital Stock , to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.14. As of the Issue Date, the Company hereby appoints BNY Midwest Trust Company as the initial Collateral Agent and BNY Midwest Trust Company hereby accepts such appointment and agrees to act and serve in such capacity. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have the power to make such appointment.

                  (b) Should any written instrument from the Company be required by any co-trustee, co-Collateral Agent or separate trustee or separate Collateral Agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

                  (c) Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                           (i) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

                           (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-Collateral Agent or separate Collateral Agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-Collateral Agent or separate Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent or separate Collateral Agent.

                           (iii) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a resolution of the Company's Board of Directors, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.14, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this
         Section 7.14.

                           (iv) No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or the Collateral Agent, or any, other such trustee or collateral agent hereunder.

                           (v) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.

                  Section 7.15. Limitation on Duty of Collateral Agent in Respect of Collateral; Indemnification.

                  (a) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Pledged Capital Stock in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Capital Stock . The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Pledged Capital Stock in its possession if the Pledged Capital Stock is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Pledged Capital Stock , by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

                  (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Pledged Capital Stock or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Capital Stock , whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Pledged Capital Stock or any agreement or assignment contained therein, for the validity of the title of the Company to the Pledged Capital Stock , for insuring the Pledged Capital Stock or for the payment of taxes, charges, assessments or Liens upon the Pledged Capital Stock or otherwise as to the maintenance of the Pledged Capital Stock. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Pledge Agreement, the Intercreditor Agreement or the Senior Credit Facility by the Company.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

                  Section 8.1. Discharge of Liability on Securities; Defeasance.
(a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to such redemption date if subsequent to the Scheduled Maturity Date of the Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.2 (subject to any requirement of the TIA), 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.10, 4.11, 5.1 (iii) and the operation of
Sections 6.1(4), 6.1(6), 6.1(7) (with respect to Subsidiaries of the Company only), 6.1(8) (with respect to Subsidiaries of the Company only) and 6.1(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4), 6.1(6), 6.1(7), 6.1(8) (but only with respect to certain bankruptcy events of a Significant Subsidiary) or 6.1(9) or because of the failure of the Company to comply with (iii) of Section 5.1.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the
Securities have been paid in full. Thereafter, Sections 7.7, 8.4 and 8.5 shall survive.

                  Section 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                           (1) the Company irrevocably deposits in trust with
                  the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

                           (2) the Company delivers to the Trustee a certificate
                  from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                           (3) 90 days pass after the deposit is made and during
                  the 90-day period no Default specified in Section 6.1(7) or
                  (8) with respect to the Company occurs which is continuing at the end of the period;

                           (4) the deposit does not constitute a material
                  default under any other material agreement binding on the Company and is not prohibited by Article 10;

                           (5) the Company delivers to the Trustee an Opinion of
                  Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                           (6) in the case of the legal defeasance option, the
                  Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                           (7) in the case of the covenant defeasance option,
                  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                           (8) the Company delivers to the Trustee an Officer's
                  Certificate and an Opinion of Counsel, each to the effect that all conditions precedent under this Section 8.2 to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with; provided that in giving such opinion such counsel may rely on such Officer's Certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (1),
                  (2), (3) and (4)).

                  Either defeasance option may be exercised to any redemption date or to the maturity date for the Securities. Before or after a deposit, the Company may make arrangements reasonably satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  Section 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

                  Section 8.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general unsecured creditors and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease.

                  Section 8.5. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any tax, fee or other charge that by law is for the account of the Securityholders.

                  Section 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

                  Section 9.1. Without Consent of Holders. The Company and the Trustee and, if such amendment, modification, waiver or supplement relates to the Pledge Agreement or the Intercreditor Agreement, the Collateral Agent, may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5, or otherwise to provide for the assumption by a successor of the obligations of the Company under the Indenture;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to a transaction governed by the provisions of Article 5 (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for the purposes of this Indenture;

                  (5) to add Guarantees with respect to the Securities;

                  (6) to secure the Securities;

                  (7) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (8) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                  (9) to make any change that does not adversely affect the rights of any Securityholder.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  Section 9.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the consent of, and compliance with any provision of this Indenture or the Securities may be waived by, the Holders of at least a majority in principal amount of the outstanding Securities. However, without the consent of each Securityholder affected, an amendment may not:

                           (1) reduce the amount of Securities whose Holders
                  must consent to an amendment;

                           (2) reduce the rate of or extend the time for payment
                  of interest on any Security;

                           (3) reduce the principal of or extend the Scheduled
                  Maturity Date of any Security;

                           (4) reduce the premium payable upon the redemption of
                  any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                           (5) make any Security payable in money other than
                  that stated in the Security;

                           (6) make any change in Article 10 that adversely
                  affects the rights of any Securityholder;

                           (7) impair the right of any Holder to receive payment
                  of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

                           (8) make any change to the second sentence of this
                  Section.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  Section 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  Section 9.4. Effect of Amendment; Revocation and Effect of Consents and Waivers. Upon the execution of any amendment under this Article 9, this Indenture shall be modified in accordance therewith, and such amendment shall form a part of this Indenture for all purposes. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee and if such amendment, waiver or supplement relates to the Pledge Agreement or the Intercreditor Agreement, the Collateral Agent, receives the notice of revocation before the date the instrument providing for the amendment or waiver is signed by the parties thereto. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

                  Section 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of any amendment or waiver.

                  Section 9.6. Trustee To Sign Amendments. The Trustee or the Collateral Agent, as applicable, shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable,. If it does, the Trustee or the Collateral Agent, as applicable, may but need not sign it. In signing such amendment the Trustee or the Collateral Agent, as applicable, shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel each to the effect that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 9.3); provided that in giving such opinion such counsel may rely on such Officer's Certificate as to any matters of fact.

                  Section 9.7. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame, and subject to the terms and conditions, set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                  Subordination

                  Section 10.1. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities and related obligations are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash (when due) of all existing and future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company or Telex that is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of these subordination provisions, the Indebtedness evidenced by the Securities is deemed to include the liquidated damages payable pursuant to the provisions set forth in the Securities, the Exchange and Registration Rights Agreement and other payment obligations related to the Securities. All provisions of this Article 10 shall be subject to Section 10.12.

                  Section 10.2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets or securities of the Company upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                           (1) holders of Senior Indebtedness shall be entitled
                  to receive payment in full in cash of the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on, or other obligation with respect to, the Securities; and

                           (2) until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness as their interests may appear.

                  Section 10.3. Default on Senior Indebtedness. The Company may not pay the principal of, or premium (if any) or interest on the Securities or any related obligation or make any deposit pursuant to Section 8.1 and may not purchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full in cash or Cash Equivalents; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. In addition, during the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by payment in full in cash of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than Bank Indebtedness), the Representative of Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

                  Section 10.4. Acceleration and Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of the

Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

                  Section 10.5. When a Distribution Must Be Paid Over. If a payment or distribution is made to Securityholders or the Trustee as Paying Agent that because of the provisions of Article 10 should not have been made to them, the Securityholders or other such Person who receives the payment or distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

                  Section 10.6. Subrogation. After all Senior Indebtedness is paid in full in cash and no commitment in respect of Senior Indebtedness is outstanding and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

                  Section 10.7. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                           (1)      impair, as between the Company and
                  Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                           (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

                  Section 10.8. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                  Section 10.9. Rights of Trustee and Paying Agent. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof. The Paying Agent shall be subject to the subordination provisions hereof to the same extent as the Trustee.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                  Section 10.10. Distribution or Notice to Representative. Whenever a payment or distribution is to be made or a notice given to holders of Senior Indebtedness, the payment or distribution may be made and the notice given to their Representative (if any).

                  Section 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                  Section 10.12. Trust Moneys not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10 if the deposit of such money was permitted by the Senior Indebtedness, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

                  Section 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending and which order or decree is consistent with this Article 10, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                  Section 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  Section 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this
Article 10 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                  Section 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                  Section 10.17. Trustee's Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee for acting as such hereunder pursuant to other sections of this Indenture.

                  Section 10.18. Subordination Not Prejudiced. No right of any holder of any Senior Indebtedness to enforce subordination as provided in this
Article 10 shall at any time in any way be prejudiced, affected or impaired by any act or failure to act on the part of the Company or any of its Subsidiaries or by any act or failure to act on the part of any holder of Senior Indebtedness or by any breach or default by the Company or any of its Subsidiaries in the performance or observance of any promise, covenant or obligation enforceable by any Securityholder, regardless of any knowledge thereof that any holder of Senior Indebtedness may have or otherwise be charged with. Without limiting the foregoing, each holder of any Senior Indebtedness may at any time and from time to time, without the consent of or notice of any Securityholder, without incurring any responsibility or liability to any Securityholder and without in any manner prejudicing, affecting or impairing the obligations of any Securityholder under this Article 10:

                  (a) change the manner, place or terms of payment or extend the time of payment of, or increase (subject to Section 4.3), renew or alter, compromise, accelerate, extend or refinance, any Senior Indebtedness or any agreement, guaranty, lien or obligation of the Company or any of its Subsidiaries or any other Person in any manner related thereto, or otherwise amend, supplement or change in any manner any Senior Indebtedness or any such agreement, guaranty, lien or obligation;

                  (b) take or fail to take any collateral security for any Senior Indebtedness or take or fail to take any action which may be necessary or appropriate to ensure that any security interest or lien upon any property securing any Senior Indebtedness is duly enforceable or perfected or entitled to priority as against any other lien or to ensure that any proceeds of any property subject to any security interest or lien are applied to the payment of any Senior Indebtedness;

                  (c) release, discharge or permit the lapse of any or all security interests or liens upon any property at any time securing any Senior Indebtedness; or

                  (d) exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against the Company or any of its Subsidiaries or any collateral security or any other Person or property in respect of any Senior Indebtedness or any security interest or lien securing any Senior Indebtedness or any right under this Indenture, and apply any payment or proceeds of collateral in any order of application.

                  No exercise of, delay in exercising or failure to exercise any right arising under this Article 10, no act or omission of any holder of Senior Indebtedness in respect of the Company or any of its Subsidiaries or any other Person or any collateral security for any Senior Indebtedness or any right arising under this Article 10, no change, impairment, or suspension of any right or remedy of any holder of any Senior Indebtedness, no other act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of the obligations of the Securityholders under this Article 10 shall in any way affect, decrease, diminish or impair any of the obligations of he Securityholders under this Article 10 or give any Securityholders any recourse or defense against any holder of the Senior Indebtedness in respect of any right arising under this Article 10.

                                   ARTICLE 11

                                  Miscellaneous

                  Section 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  Section 11.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:                           with a copy to:

Telex Communications, Inc.                   Stroock & Stroock & Lavan LLP

12000 Portland Avenue South                  180 Maiden Lane
Burnsville, Minnesota  55337                 New York, New York  10038
Attention:  Chief Financial Officer          Attention:  Melvin Epstein, Esq.

if to the Trustee:

BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, Illinois  60602
Attention:  Daniel G. Donovan

if to the Collateral Agent:

BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, Illinois  60602
Attention:  Daniel G. Donovan

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  All notices and communications shall be deemed to be duly given: at the time delivered, if personally delivered, or five Business Days after being deposited into the mail, if mailed. All notices may be waived by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice for all purposes of this Indenture. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Section 11.3. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, Collateral Agent, the Registrar and their agents shall have the protection of TIA Section 312(c).

                  Section 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                           (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that, in the opinion of such counsel, all such conditions precedent have been complied with, provided that in giving such opinion such counsel may rely on any Officer's Certificate or certificate of a public official as to any matters of fact; and

provided, further, that, in the case of any such application or request as to which the furnishing of any Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Section 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                           (1)      a statement to the effect that the
                  individual or counsel making such certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement to the effect that, in the opinion of such individual or counsel, such individual or counsel has made such examination or investigation as is necessary to enable such individual or counsel to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the opinion of such individual or counsel, such covenant or condition has been complied with;

provided that an Opinion of Counsel can rely as to matters of fact on an Officer's Certificate or certificates of public officials.

                  Section 11.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  Section 11.7. Acts of Holders; Rules by Trustee, Paying Agent and Registrar. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee may make reasonable rules for action by or a meeting of Securityholders not inconsistent with the foregoing. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  Section 11.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which commercial banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law to close in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  Section 11.9. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

                  Section 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  Section 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

                  Section 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  Section 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  Section 11.14. Separability. In case any provision of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 11.15. Benefits of Indenture. Nothing in this Indenture or the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                   ARTICLE 12

                            AGREEMENT TO SUBORDINATE
                          SECURITY INTERESTS; SECURITY

                  Section 12.1. Grant of Security Interest.

                  (a) To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other obligations of the Company to the Holders, the Collateral Agent or the Trustee under this Indenture, the Pledge Agreement and the Notes, the Company hereby covenants to cause the Pledge Agreement to be executed and delivered concurrently with this Indenture. Subject to the Intercreditor Agreement, the Pledge Agreement shall provide for the grant by the Company to the Collateral Agent security interests in the Pledged Capital Stock.

                  (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent and the Trustee to enter into the Pledge Agreement and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall do or cause to be done all such actions and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Collateral Agent and the Trustee the security interests in the Pledged Capital Stock contemplated hereby and by the Pledge Agreement, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein and therein expressed. The Company shall take any and all actions required to cause the Pledge Agreement to create and maintain, as security for the obligations contained in this Indenture, the Notes and the Pledge Agreement valid and enforceable, perfected (except as expressly provided herein, therein or in the Intercreditor Agreement) security interests in and on all the Pledged Capital Stock, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly provided herein, therein, or in the Intercreditor Agreement.

                  Section 12.2. Intercreditor Agreement. This Indenture is subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. Each Holder of a Note, by its acceptance thereof, is deemed to have authorized and instructed the Collateral Agent and the Trustee to enter into the Intercreditor Agreement on its behalf.

                  Section 12.3. Further Assurances.

                  (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the security interests in the Pledged Capital Stock granted by the Pledge Agreement but subject to the Intercreditor Agreement, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Trustee and the Collateral Agent under this Indenture and the Pledge Agreement to all property comprising the collateral under the Pledge Agreement, and (ii) the delivery of the certificates evidencing the securities pledged under the Pledge Agreement, duly endorsed in blank. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Pledge Agreement, the Intercreditor Agreement and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

                  (b) The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), at such time as required by TIA
Section 314(b), and promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest pursuant to the Pledge Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Pledge Agreement, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, to the extent necessary to perfect the security interests created by this Indenture and the Pledge Agreement and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to the Pledge Agreement and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of and perfect such security interests of the Collateral Agent for the benefit of itself, the Holders and, the Trustee under the Pledge Agreement or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or the Pledge Agreement as intended by this Indenture, the Notes and the Pledge Agreement.

                  Section 12.4. Release upon Satisfaction or Defeasance of all Outstanding Obligations. The Liens on, and pledges of, the Pledged Capital Stock will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest on the Notes and all other obligations of the Company hereunder and under the Pledge Agreement that are due and payable at or prior to the time such principal, premium, if any, and accrued and unpaid interest are paid, and (ii) a satisfaction and discharge of this Indenture or the occurrence of a legal defeasance or covenant defeasance as described above under Section 8.1.

                  Section 12.5. Form and Sufficiency of Release. In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Pledged Capital Stock that may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Pledge Agreement, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Pledge Agreement.

                  Section 12.6. Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

                  Section 12.7. Authorization of Actions to Be Taken by the Collateral Agent Under the Pledge Agreement. Subject to the provisions of the Pledge Agreement and the Intercreditor Agreement, (a) the Collateral Agent shall execute and deliver the Pledge Agreement and the Intercreditor Agreement and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder and under the Notes, the Pledge Agreement and the Intercreditor Agreement and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Capital Stock by any act that may be unlawful or in violation of the Pledge Agreement or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Pledged Capital Stock (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

                  Section 12.8. Authorization of Receipt of Funds by the Collateral Agent Under the Pledge Agreement. The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Pledge Agreement and the Intercreditor Agreement to the extent permitted under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                            TELEX COMMUNICATIONS
                                            INTERMEDIATE HOLDINGS, LLC

                                            By: ________________________________
                                                     Name:
                                                     Title:

                                            BNY MIDWEST TRUST COMPANY,
                                               as Trustee and Collateral Agent

                                            By: ________________________________
                                                     Name:
                                                     Title:

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULES 501 (A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF

---------
(1) This paragraph should only be added if the Security is issued in global form.

THE SECURITIES OF $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A)-(E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                 13% SENIOR SUBORDINATED DISCOUNT NOTE DUE 2009

Note No. A[ ]                                CUSIP No. 879571 AA 5
                                             $[  ]

                  TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company, promises to pay to [ ], or registered assigns, the principal sum of $[ ] on January 15, 2009.

Issue Price:                                 $[ ] as of ______________, 2003.

Interest Payment Dates:                      November 15 and May 15, commencing
                                             May 15, 2004.

Record Dates:                                May 1 and November 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

[Seal]
                                             TELEX COMMUNICATIONS
                                             INTERMEDIATE HOLDINGS, LLC

                                             By: _______________________________

Dated: November [__] 2003

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

BNY MIDWEST TRUST COMPANY,.
as Trustee, certifies that this is one of the Securities referred to in the Indenture

By: ___________________________________
    Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                 13% Senior Subordinated Discount Note due 2009

1.       Interest

                  TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest in cash on the Accreted Value of this Security at a rate of one percent (1%) per annum from the Issue Date through January 15, 2009 in the manner hereinafter provided. From and after January 15, 2009, the Company promises to pay interest in cash on the principal amount of this Security at a rate of thirteen percent (13%) per annum in the manner hereinafter provided. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest not paid on any interest payment date will be added to the principal amount of the Securities until paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  Interest, if paid in cash as provided above, will be paid to the Persons who are registered holders of Securities at the close of business on the May 1 and November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments, including any interest which has been added to principal as provided above. The Company will pay principal and any cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may, at its option, pay principal and any cash interest (i) by check payable in such money or (ii) by wire transfer of immediately available funds to such account as may be designated by a Holder and as specified in the books of the Registrar. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, BNY Midwest Trust Company, an Illinois trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of November 19, 2003 (as amended or supplemented from time to time, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to an aggregate deemed issue price of $70,750,706 (which represents 101% of Accreted Value of the Old Senior Subordinated Notes exchanged in the Exchange Offer) and which will represent an aggregate principal amount as of the Scheduled Maturity Date of the Securities of approximately $129,115,891 (subject to Section 2.7 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Restricted Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary Stock, investments by the Company, consolidations, mergers and transfers of all or substantially all of the Company's assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       Optional Redemption

                  On and after the Issue Date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices expressed in percentages of Accreted Value as of the redemption date, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:

Period                              Redemption Price
2003..............................     106.5000%
2004..............................     104.3333%
2005..............................     102.1667%
2006 and thereafter...............     100.0000%

                  At any time on or prior to September 15, 2006, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of the Redemption Date plus accrued and unpaid interest, if any, to the Redemption Date.

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date accretion ceases on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the Accreted Value of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Subordination

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes, subject to provisions for record dates with respect to payment of interest.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and
(ii) any default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to Article 5 (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for the purposes of the Indenture, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any other change that does not adversely affect the rights of any Securityholder.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) a default in any payment of interest on any Security when due, continued for 30 days, (ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article 10 of the Indenture, (iii) the failure by the Company to comply with its obligations under
Section 5.1 of the Indenture, (iv) the failure by the Company to comply for 30 days after notice with certain of its obligations under Article 4 of the Indenture (in each case, other than a failure to purchase Securities), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions") or (viii) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision"). If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      Intercreditor Agreement.

                  Each Securityholder, by its acceptance of its Security, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Securityholders hereby authorized the Trustee and the Collateral Agent to bind the Securityholders to the extent provided in the Intercreditor Agreement.

19.      Security

                  The Company's obligations under the Securities are secured by liens on the Pledged Capital Stock pursuant to the terms of the Pledge Agreement. The actions of the Trustee and the Securityholders secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Pledged Capital Stock are limited pursuant to the terms of the Pledge Agreement.

20.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company may cause CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                         TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC 12000 PORTLAND AVENUE SOUTH
                         BURNSVILLE, MINNESOTA 55337
                         ATTENTION:  CHIEF FINANCIAL OFFICER  (952) 736-4240

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee's name, address and zip code)
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________  Your Signature:______________________________________

Signature Guarantee:____________________________________________________________
                       (Signature must be guaranteed by a
                      participant in a recognized signature
                          guarantee medallion program)

________________________________________________________________________________
      Sign exactly as your name appears on the other side of this Security.

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

                 REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $____________ principal amount of Securities held in (check applicable space) _______ book-entry or _______ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

(1)      [ ]      acquired for the undersigned's own account, without transfer
                  (in satisfaction of Section 2.06(a)(ii)(A) or Section
                  2.06(d)(i)(A) of the Indenture); or

(2)      [ ]      transferred to the Company; or

(3)      [ ]      transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

(4)      [ ]      transferred to an institutional "accredited investor" (as
                  Defined in Rules 501(a)(1), (2), (3) or (7) under the
                  Securities Act of 1933, as amended), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture; or

(5)      [ ]      transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or
(5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

                                            ____________________________________
                                            Signature

Signature Guarantee:

________________________________            ____________________________________
                                            Signature

(Signature must be guaranteed by a participant in a signature guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                  [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount: $____________________

Date:____________________                Your Signature:________________________
                                         (Sign exactly as your name appears on
                                         the other side of the Security)

Signature Guarantee:    ______________________________________________________
                        (Signature must be guaranteed by a participant in a
                         recognized signature guarantee medallion program)

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

                 TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC

            13% SENIOR SUBORDINATED DISCOUNT NOTE DUE 2009, SERIES A

Note No. A[ ]                             CUSIP No. 879571 AB 3
                                          $[  ]

                  TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company, promises to pay to [ ], or registered assigns, the principal sum of $[ ] on January 15, 2009.

Issue Price:                              $[] as of _____________, 2003.
                                          $[  ]
Interest Payments:                        November 15 and May 15, commencing May
                                          15, 2004.

Record Dates:                             May 1 and November 1.

----------
(1) This paragraph should only be added if the Security is issued in global form.

                  Additional provisions of this Security are set forth on the other side of this Security.

                                                  TELEX COMMUNICATIONS
                                                  INTERMEDIATE HOLDINGS, LLC

                                                  By:  _________________________

Dated:  November [ ], 2003

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

BNY MIDWEST TRUST COMPANY,
as Trustee, certifies that this is one of the Securities referred to in the Indenture

By:____________________________
      Authorized Signatory

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

            13% Senior Subordinated Discount Note due 2009, Series A

1.       Interest

                  TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest in cash on the Accreted Value of this Security at a rate of one percent (1%) per annum from the Issue Date through January 15, 2009 in the manner hereinafter provided. From and after January 15, 2009, the Company promises to pay interest in cash on the principal amount of this Security at a rate of thirteen percent (13%) per annum in the manner hereinafter provided. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest not paid on any interest payment date will be added to the principal amount of the Securities until paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  Interest, if paid in cash as provided above, will be paid to the Persons who are registered holders of Securities at the close of business on the May 1 and November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments, including any interest which has been added to principal as provided above. The Company will pay principal and any cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may, at its option, pay principal and any cash interest (i) by check payable in such money or (ii) by wire transfer of immediately available funds to such account as may be designated by the Holder and as specified in the books of the Registrar. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, BNY Midwest Trust Company, an Illinois trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of November 19, 2003 (as amended or supplemented from time to time, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to an aggregate deemed issue price of $70,750,706 and which will represent an aggregate principal amount as of the Scheduled Maturity Date of the Securities of approximately $129,115,891 (subject to Section 2.7 of the Indenture). This Security is on 2e of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Restricted Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary Stock, investments by the Company, consolidations, mergers and transfers of all or substantially all of the Company's assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       Optional Redemption

                  On and after the Issue Date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices expressed in percentages of Accreted Value as of the redemption date, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:

Period                                   Redemption Price
2003...............................         106.5000%
2004...............................         104.3333%
2005...............................         102.1667%
2006 and thereafter................         100.0000%

                  At any time on or prior to September 15, 2006, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of the Redemption Date plus accrued and unpaid interest, if any, to the Redemption Date.

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date accretion ceases on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the Accreted Value of the Securities to be repurchased to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Subordination

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes, subject to the provisions for record dates with respect to payment of interest.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and
(ii) any default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to Article 5 of the Indenture (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for the purposes of the Indenture or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) a default in any payment of interest on any Security when due, continued for 30 days, (ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article 10 of the Indenture, (iii) the failure by the Company to comply with its obligations under
Section 5.1 of the Indenture, (iv) the failure by the Company to comply for 30 days after notice with certain of its obligations under Article 4 of the Indenture (in each case, other than a failure to purchase Securities), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions") or (viii) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision"). If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing , the Trustee or the Holders of at least a majority in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of the Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      Intercreditor Agreement.

                  Each Securityholder, by its acceptance of its Security, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Securityholders hereby authorized the Trustee and the Collateral Agent to bind the Securityholders to the extent provided in the Intercreditor Agreement.

19.      Security

                  The Company's obligations under the Securities are secured by liens on the Pledged Capital Stock pursuant to the terms of the Pledge Agreement. The actions of the Trustee and the Securityholders secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Pledged Capital Stock are limited pursuant to the terms of the Pledge Agreement.

20.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                         TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC 12000 PORTLAND AVENUE SOUTH
                         BURNSVILLE, MINNESOTA 55337
                         ATTENTION:  CHIEF FINANCIAL OFFICER (952) 736-4240

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee's name, address and zip code)
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________  Your Signature:______________________________________

Signature Guarantee:____________________________________________________________

                       (Signature must be guaranteed by a
                     participant in a recognized signature
                          guarantee medallion program)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                  [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount: $____________________

Date:____________________ Your Signature: ________________________
                                          (Sign exactly as your name appears on
                                          the other side of the Security)

Signature Guarantee: ___________________________________________________________
                     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                                                       EXHIBIT C

                       Transferee Letter of Representation

Telex Communications Intermediate Holdings, LLC

Dear Sirs:

                  This certificate is delivered to request a transfer of $_____ principal amount of the 13% Senior Subordinated Discount Notes due March 2009 (the "Securities") of Telex Communications Intermediate Holdings, LLC (the "Company").

                  Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

                    Name:
                    Address:
                    Taxpayer ID Number:

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (d) to an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of the Securities of $250,000, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale

Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rules 501 (a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                                TRANSFEREE:

                                                By: ____________________________

                                      C-2